UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
June 4, 2024
YEXT, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38056	20-8059722
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
61 Ninth Avenue
New York, NY 10011
(Address of principal executive offices, including zip code)
(212) 994-3900
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	YEXT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05. Costs Associated with Exit or Disposal Activities.

On June 4, 2024, Yext, Inc. (the “Company”) committed to a restructuring plan in response to evolving business needs to reduce operating expenses and position the Company for profitable future growth (the “Plan”). The Plan will reduce the size of the Company’s workforce by approximately 12 percent of its full-time employees as compared to its headcount as of January 31, 2024.

The Company estimates that it will incur an incremental restructuring cash charge of approximately $5 million in connection with the Plan, primarily consisting of severance payments, payments in lieu of notice, employee benefits and related costs. The Company expects to incur the majority of these expenses in the second quarter of fiscal year 2025 and that the implementation of the workforce reduction will be substantially complete by the end of the second quarter of fiscal year 2025.

Potential position eliminations are subject to legal requirements that vary by jurisdiction, which may extend this process beyond the second quarter of fiscal year 2025 in certain cases. The charges that the Company expects to incur are subject to a number of assumptions, including legal requirements in various jurisdictions, and actual expenses may differ materially from the estimates disclosed above.

Item 7.01. Regulation FD Disclosure.

On June 4, 2024, Michael Walrath, the Company’s Chief Executive Officer, sent an email to the Company’s employees regarding the Plan. A copy of this email is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 7.01 to this Current Report shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission (the “SEC”) made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Forward-Looking Statements

This report contains forward-looking statements about the timing and scope of the Plan and the amount and timing of the related charges. The statements are based on management’s current expectations, estimates and projections, are not guarantees of future performance, and are subject to certain risks, uncertainties and other factors, some of which are beyond the Company’s control and are difficult to predict, including, but not limited to, changes in the Company’s operating results and financial condition.

The forward-looking statements contained in this Current Report on Form 8-K are also subject to other risks and uncertainties, including those described in the Company’s Annual Report on Form 10-K for the period ended January 31, 2024, the Company’s most recent Quarterly Report on Form 10-Q and from time to time other filings with the SEC, which are available on the SEC’s website ( http://www.sec.gov ).

Stockholders of the Company are cautioned not to place undue reliance on the Company’s forward-looking statements, which speak only as of the date such statements are made. The Company does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after the date of this filing, or to reflect the occurrence of unanticipated events.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Email to Yext employees from Michael Walrath dated June 4, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YEXT, INC.

By:	/s/ Ho Shin
Ho Shin EVP & General Counsel

Date: June 4, 2024